KINCAID                1326 S. Lafayette St.    (303) 722-6922
TOMORROW'S HEIRLOOMS   Denver, CO 80210         (303) 722-6928  Fax


email:
                              cole.mehlman@kincaidfurniture.com





September 25, 2001

VIA E-MAIL

Mr. Roland DeCesare
ARIZONA FURNITURE COMPANY
30600 N. Pima Road, Lot 47
Scottsdale, AZ 85262

Dear Roland:

As you know, Section 3.4 of the Home Furnishings Retail
Outlet Agreement calls for payment of a $1,500 fee for design of your Kincaid Home Furnishings Outlet. Since the opening is on schedule, Kincaid has agreed to waive this requirement. We all look forward to a successful opening.

Regards,

Cole Mehlman
District Sales Manager